                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    AZL Enhanced Bond Index Fund (AZ-CORE)
    2022 Global Income Opportunity Trust (BGIO)
    BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
    UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    04-26-2017
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Crown Castle International Corp. (2047)

Selling Underwriter        Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Credit Agricole Securities (USA) Inc., J.P. Morgan
                           Securities LLC, Merrill Lynch, Pierce, Fenner &
                           Smith Incorporated, Morgan Stanley & Co. LLC,
                           SunTrust Robinson Humphrey, Inc., Barclays Capital
                           Inc., , Citigroup Global Markets Inc., Fifth Third
                           Securities, Inc., Mizuho Securities USA LLC, MUFG
                           Securities Americas Inc., PNC Capital Markets LLC,
                           RBC Capital Markets, LLC, SG Americas Securities,
                           LLC, SMBC Nikko Securities America, Inc., TD
                           Securities (USA) LLC, Citizens Capital Markets,
                           Inc., Wells Fargo Securities, LLC

TRANSACTION DETAILS

Date of Purchase           04-26-2017

Purchase Price/Share
(PER SHARE / % OF PAR)    $99.207 Total Commission, Spread or Profit     0.875%

1.Aggregate Principal Amount Purchased (a+b)                      $ 17,000,000

    a.US Registered Funds
     (Appendix attached with individual Fund/Client purchase)     $  1,676,000

    b.Other BlackRock Clients                                     $ 15,324,000

2.Aggregate Principal Amount of Offering                          $350,000,000

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]



FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.04857

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering.... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering........ [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering.......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering..... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in,
[_] NO   or benefited directly or indirectly from, the transaction.

Completed by:       Dillip Behera                            Date:  05-01-2017
                    ---------------------------------------         -----------
                    Global Syndicate Team Member

Approved by:        Steven DeLaura                           Date:  05-01-2017
                    ---------------------------------------         -----------
                    Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of
                                       a country other than the
                                       United States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the
                                           Investment Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any
                                           rights to purchase securities
                                           that are required by law to be
                                           granted to existing security
                                           holders of the issuer);

                                       (c) financial statements, prepared
                                           and audited as required or
                                           permitted by the appropriate
                                           foreign financial regulatory
                                           authority in such country, for
                                           the two years prior to the
                                           offering, were made available to
                                           the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a
                                           foreign government, a national of
                                           any foreign country, or a
                                           corporation or other organization
                                           incorporated or organized under
                                           the laws of any foreign country,
                                           it (1) has a class of securities
                                           registered pursuant to section
                                           12(b) or 12(g) of the Securities
                                           Exchange Act of 1934 or is
                                           required to file reports pursuant
                                           to section 15(d) of that act, and
                                           (2) has filed all the material
                                           required to be filed pursuant to
                                           section 13(a) or 15(d) of that
                                           act for a period of at least
                                           12 months immediately preceding
                                           the sale of securities (or for
                                           such shorter period that the
                                           issuer was required to file such
                                           material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                   DEFINITION
Eligible Municipal Securities          The securities:

                                       (a) are direct obligations of, or
                                           obligations guaranteed as to
                                           principal or interest by, a State
                                           or any political subdivision
                                           thereof, or any agency or
                                           instrumentality of a State or any
                                           political subdivision thereof, or
                                           any municipal corporate
                                           instrumentality of one or more
                                           States, or any security which is
                                           an industrial development bond
                                           (as defined in section 103(c)(2)
                                           of Title 26) the interest on
                                           which is excludable from gross
                                           income under certain provisions
                                           of the Internal Revenue Code;

                                       (b) are sufficiently liquid that they
                                           can be sold at or near their
                                           carrying value within a
                                           reasonably short period of time;
                                           and

                                       (c) either

                                           (1) are subject to no greater
                                               than moderate credit risk; or

                                           (2) if the issuer of the
                                               municipal securities, or the
                                               entity supplying the revenues
                                               or other payments from which
                                               the issue is to be paid, has
                                               been in continuous operation
                                               for less than three years,
                                               including the operation of
                                               any predecessors, the
                                               securities are subject to a
                                               minimal or low amount of
                                               credit risk.

                                       Also, purchases of municipal
                                       securities may not be designated as
                                       group sales or otherwise allocated to
                                       the account of any prohibited seller
                                       (i.e., an affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an
                                       offering where

                                       (a) the securities are offered or
                                           sold in transactions exempt from
                                           registration under Section 4(2)
                                           of the Securities Act of 1933,
                                           Rule 144A thereunder, or
                                           Rules 501-508 thereunder;

                                       (b) the securities were sold to
                                           persons that the seller and any
                                           person acting on behalf of the
                                           seller reasonably believe to
                                           include qualified institutional
                                           buyers, as defined in Rule 144A
                                           ("QIBs"); and

                                       (c) the seller and any person acting
                                           on behalf of the seller
                                           reasonably believe that the
                                           securities are eligible for
                                           resale to other QIBs pursuant to
                                           Rule 144A.

Government Securities Offering         The security is issued or guaranteed
                                       as to principal or interest by the
                                       United States, or by a person
                                       controlled or supervised by and
                                       acting as an instrumentality of the
                                       Government of the United States
                                       pursuant to authority granted by the
                                       Congress of the United States; or any
                                       certificate of deposit for any of the
                                       foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                   DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.